Exhibit 99.1

NeoPhotonics Reports Second Quarter 2012 Financial Results Including Record Quarterly Revenue

•	Second Quarter 2012 Results Exceed Projections

•	Revenue Driven by Strong Demand in High Speed Coherent & Access Products

•	Gross Margin Continues to Expand

SAN JOSE, CA – August 2, 2012 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuit, or PIC, based modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its second quarter ended June 30, 2012.

“We are very pleased with our performance for the second quarter, which exceeded our financial projections for revenue, gross margin and profitability,” said Tim Jenks, Chairman, President and CEO of NeoPhotonics. “We continued to see positive growth and demand drivers for our Speed and Agility products, which include 100G and coherent technologies, and Access products, which support fiber-to-the-home deployments around the globe.”

Highlights for the Second Quarter of 2012

•	Revenue was $63.0 million, up $8.8 million, or 16%, from the prior quarter & up $12.0 million, or 24%, from the second quarter 2011

•	Gross margin was 24.8%, up from 21.0% in the prior quarter & compares to 26.7% in the second quarter 2011

•	Non-GAAP gross margin was 26.5%, up from 23.9% in the prior quarter & 26.4% in the second quarter 2011

•	Loss from continuing operations was $3.7 million, an improvement of $8.1 million, or 69%, from the prior quarter and compares to income of $13.7 million in the second quarter 2011

•	Non-GAAP loss from continuing operations was $1.7 million, an improvement of $3.7 million, or 68%, from the prior quarter and compares to income of $0.2 million in the second quarter 2011

•	Diluted loss per share from continuing operations was $0.13, an improvement from a loss of $0.47 in the prior quarter & compares to income of $0.54 in the second quarter 2011

•	Non-GAAP diluted loss per share from continuing operations was $0.06, an improvement from a loss of $0.22 in the prior quarter & compares to income of $0.01 in the second quarter 2011

•	Adjusted EBITDA was $1.8 million, up from a loss of $2.4 million in the prior quarter & compares to adjusted EBITDA of $3.1 million in the second quarter 2011.

Total cash, cash equivalents and short-term investments was $107.1 million at the end of the second quarter 2012, up from $83.8 million in the prior quarter, primarily reflecting the sale of Common Stock in a private placement transaction, partially offset by growth in accounts receivable and scheduled repayment of notes payable and debt.

A reconciliation of GAAP financial measures to Non-GAAP financial measures is included at the end of this press release. See “Use of Non-GAAP Financial Information” later in this press release for a description of these Non-GAAP financial measures.

Outlook for the Quarter Ending September 30, 2012

The company’s current expectation for the third quarter 2012 is:

•	Revenue in the range of $60 million to $66 million

•	Non-GAAP gross margin in the range of 26% to 28%, primarily depending on volume and product mix

•	Diluted loss per share from continuing operations in the range of $0.12 to $0.17 & Non-GAAP diluted loss per share from continuing operations in the range of $0.02 to $0.10.

The Non-GAAP outlook excludes the expected amortization of intangibles and other assets of approximately $1.6 million and the anticipated impact of stock-based compensation of approximately $2.0 million, of which $1.2 million is estimated to relate to gross margin.

Conference Call

The company will discuss these financial results in a conference call at 5:00 p.m. EDT today. The public is invited to listen to a live webcast of the conference call on the Investor Relations section of the company website at http://ir.neophotonics.com/. A replay of the webcast will be available on the Investor Relations section on the company’s website approximately two hours after the conclusion of the call.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based modules and subsystems for bandwidth-intensive, high-speed communications networks. The company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA) and Shenzhen, China. NeoPhotonics has been included in the Russell 3000® Index since June 2011. For additional information, visit www.neophotonics.com.

© 2012 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Forward Looking Statements

The statements in this press release under the heading “Outlook for the Quarter Ending September 30, 2012” are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. The risks and uncertainties that could cause the company’s results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to: possible reduction in customer orders or delays in shipments of products to customers; possible disruptions in the supply chain or in demand for the company’s products due to the industry developments, economic conditions or natural disasters; reductions in the company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; a decline in general conditions in the telecommunications equipment industry or the world economy generally (particularly in the United States, China or Europe); and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2012. All forward-looking statements in this press release are based on information available to NeoPhotonics as of the date hereof and qualified in their entirety by this cautionary statement, and NeoPhotonics assumes no obligation to revise or update these forward-looking statements.

Use of Non-GAAP Financial Information

The company provides Non-GAAP gross margin, Non-GAAP net income, Non-GAAP diluted net income per share and adjusted EBITDA, as supplemental information. In computing certain of these Non-GAAP financial measures, the company excludes certain items included under GAAP, including the amortization of purchased intangible assets, stock-based compensation expense, acquisition-related costs, restructuring charges, the fair value adjustment to contingent consideration, gain on sale of shares of an unconsolidated investee, and the related tax effects. In computing adjusted EBITDA, the company also excludes interest income and expense, provision for income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in the period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance and ultimately monitor the company’s capacity to generate returns for its stockholders. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.

Contacts:

JD Fay, Chief Financial Officer

NeoPhotonics Corporation

408-895-6086

Erica Mannion, Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

ir@neophotonics.com

NeoPhotonics Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages, share and per share data)

	Three Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jun. 30, 2011
Revenue	$63,025	$54,223	$50,977
Cost of goods sold (1)	47,420	42,817	37,346

Gross profit	15,605	11,406	13,631
	24.8%	21.0%	26.7%
Operating expenses:
Research and development (1)	9,322	10,538	6,365
Sales and marketing (1)	3,406	3,023	2,233
General and administrative (1)	6,721	7,125	4,625
Amortization of purchased intangible assets	321	354	272
Earn out adjustment	(1,303)	1,907	—

Total operating expenses	18,467	22,947	13,495

Income (loss) from operations	(2,862)	(11,541)	136

Interest income	145	132	44
Interest expense	(145)	(154)	(60)
Other income (expense), net	(417)	(275)	14,134

Total interest and other income (expense), net	(417)	(297)	14,118

Income (loss) before income taxes	(3,279)	(11,838)	14,254
Benefit from (provision for) income taxes	(377)	60	(547)

Income (loss) from continuing operations	(3,656)	(11,778)	13,707
Income (loss) from discontinued operations, net of tax	—	170	(127)

Net income (loss)	$(3,656)	$(11,608)	$13,580

Net income (loss) per share—Basic:
Continuing operations	$(0.13)	$(0.47)	$0.56

Discontinued operations	$—	$0.01	$(0.01)

Net income (loss)	$(0.13)	$(0.46)	$0.55

Net income (loss) per share—Diluted:
Continuing operations	$(0.13)	$(0.47)	$0.54

Discontinued operations	$—	$0.01	$(0.01)

Net income (loss)	$(0.13)	$(0.46)	$0.53

Weighted averages shares used to compute net income (loss) per share:
Basic	28,402,929	24,870,684	24,694,577

Diluted	28,402,929	24,870,684	25,561,980

(1) Includes stock-based compensation expense (credit) as follows for the periods presented:
Cost of goods sold	$136	$188	$(169)
Research and development	395	469	(46)
Sales and marketing	205	209	55
General and administrative	273	278	115

Total stock-based compensation expense (credit)	$1,009	$1,144	$(45)

NeoPhotonics Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	As of
	Jun. 30, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$107,087	$86,384
Restricted cash	2,570	3,227
Accounts receivable, net	75,305	68,877
Inventories	40,074	35,341
Prepaid expenses and other current assets	6,571	5,882
Short-term assets held-for-sale	—	1,687

Total current assets	231,607	201,398
Long-term investments	144	92
Property, plant and equipment, net	53,637	56,344
Other intangible assets, net	16,093	17,999
Other long-term assets	1,045	1,049
Long-term assets held-for-sale	—	167

Total assets	$302,526	$277,049

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,773	$37,599
Short-term loans and notes payable	11,268	14,620
Current portion of long-term debt	5,000	5,000
Accrued and other current liabilities	21,198	18,299
Current liabilities held-for-sale	—	1,681

Total current liabilities	79,239	77,199
Long-term debt, net of current portion	19,667	22,166
Deferred income tax liabilities	651	927
Other noncurrent liabilities	1,733	3,103

Total liabilities	101,290	103,395

Redeemable common stock	5,000	—
Stockholders’ equity:
Common stock	75	62
Additional paid-in capital	430,736	392,792
Accumulated other comprehensive income	11,242	11,353
Accumulated deficit	(245,817)	(230,553)

Total stockholders’ equity	196,236	173,654

Total liabilities, redeemable common stock and stockholders’ equity	$302,526	$277,049

NeoPhotonics Corporation

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages, share and per share data)

	Three Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jun. 30, 2011
NON-GAAP GROSS PROFIT:
GAAP gross profit	15,605	11,406	13,631
Stock-based compensation expense	136	188	(169)
Amortization of purchased intangible assets	616	598	8
Amortization of acquisition-related fixed asset step-up	259	786	—
Acquisition-related costs	70	(12)	—

Non-GAAP gross profit	$16,686	$12,966	$13,470

Non-GAAP gross margin (% of revenue)	26.5%	23.9%	26.4%
NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS:
GAAP income (loss) from continuing operations	(3,656)	(11,778)	13,707
Stock-based compensation expense	1,009	1,144	(45)
Amortization of purchased intangible assets	937	952	280
Amortization of acquisition-related fixed asset step-up	420	1,319	—
Acquisition-related costs	858	924	—
Restructuring charges	27	130	—
Fair value adjustment to contingent consideration	(1,303)	1,907	—
Gain on sale of shares of an unconsolidated investee, net of direct cost	—	—	(13,829)
Income tax effect of Non-GAAP adjustments	(31)	(37)	68

Non-GAAP income (loss) from continuing operations	$(1,739)	$(5,439)	$181

ADJUSTED EBITDA:
GAAP income (loss) from continuing operations	(3,656)	(11,778)	13,707
Stock-based compensation expense	1,009	1,144	(45)
Amortization of purchased intangible assets	937	952	280
Amortization of acquisition-related fixed asset step-up	420	1,319	—
Acquisition-related costs	858	924	—
Restructuring charges	27	130	—
Fair value adjustment to contingent consideration	(1,303)	1,907	—
Interest (income) expense, net	—	22	16
Provision for (benefit from) income taxes	377	(60)	547
Depreciation expense	3,117	3,082	2,430
Gain on sale of shares of an unconsolidated investee, net of direct cost	—	—	(13,829)

Adjusted EBITDA	$1,786	$(2,358)	$3,106

NON-GAAP DILUTED INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
GAAP diluted income (loss) per share from continuing operations	$(0.13)	$(0.47)	$0.54

Non-GAAP diluted income (loss) per share from continuing operations	$(0.06)	$(0.22)	$0.01

SHARES USED TO COMPUTE NON-GAAP DILUTED INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Shares used to compute GAAP and non-GAAP diluted income (loss) per share from continuing operations	28,402,929	24,870,684	25,561,980